As filed with the Securities and Exchange Commission on April 5, 2000
                                                Registration No. 333-
==========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                                 AMDOCS LIMITED
             (Exact name of Registrant as specified in its charter)

Island of Guernsey                                       Not Applicable
(State or other                                         (I.R.S. employer
jurisdiction of                                      identification number)
incorporation or
organization)
                           Tower Hill House Le Bordage
           St. Peter Port, Island of Guernsey, GY1 3QT Channel Islands
                    (Address of Principal Executive Offices)
                                  ------------

             1999 Stock Option Plan of Solect Technology Group Inc.
                            (Full title of the Plan)
                                  ------------

                                  Amdocs, Inc.
                          1390 Timberlake Manor Parkway
                          Chesterfield, Missouri 63017
                     Attention: Thomas G. O'Brien, Treasurer
                                 (314) 212-8328
               (Name, address and telephone number, including area
                           code, of agent for service)
                                  ------------

                                   Copies to:
                             ROBERT A. SCHWED, ESQ.
                  Reboul, MacMurray, Hewitt, Maynard & Kristol
                              45 Rockefeller Plaza
                              New York, N. Y. 10111
                                 (212) 841-5700

                         CALCULATION OF REGISTRATION FEE
==========================================================================

                                   Proposed    Proposed
                                   maximum     maximum
                    Amount         offering    aggregate    Amount of
Title of securities to be          price per   offering     registration
to be registered    registered(1)  share(2)    price        fee
--------------------------------------------------------------------------

Ordinary Shares,
 L0.01 par value    1,653,597      $4.79     $7,920,730     $2,091

   ==========================================================================

(1) Pursuant to the Combination Agreement, dated as of February 28, 2000, among Amdocs Limited (the "Company"), Solect Technology Group Inc. ("Solect"), Amdocs (Denmark) ApS. and Amdocs Holdings ULC, the Company agreed to exchange all of the options to purchase common stock of Solect under the Solect 1999 Stock Option Plan for options to purchase ordinary shares of the Company, with appropriate adjustments to the number of shares and exercise price.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, (the "Securities Act") and based on the price at which the options may be exercised as of April 4, 2000.
   ==========================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

          Amdocs Limited, a Guernsey corporation (the "Company") will send or give the documents containing the information specified in Part I of Form S-8 to employees of Solect Technology Group Inc., a New Brunswick corporation ("Solect") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). The Company does not need to file these documents with the Securities and Exchange Commission (the "Commission")either as part of this registration statement (this "Registration Statement")or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.

                                     PART II


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents which have heretofore been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof.

          1. The Company's Annual Report filed on Form 20-F for the fiscal year ended September 30, 1999 as filed with the Commission on December 7, 1999.

          2. The Company's Reports on Form 6-K for the quarterly period ended December 31, 1999 as filed with the Commission on February 10, 2000.

          3. The description of the Company's Ordinary Shares contained in the Company's Registration Statement on Form 8-A as filed with the Commission on June 17, 1998, including any amendment or report filed for updating such description.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Guernsey law permits a company's Articles of Association to provide for the indemnification of officers and directors except to the extent that such a provision may be held by the courts of Guernsey to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime) and except to the extent that Guernsey law prohibits the indemnification of any director against any specific provisions of Guernsey law under which personal liability may be imposed or incurred.

          Under the Company's Articles of Association, the Company is obligated to indemnify any person who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being a director, officer or agent of the Company, provided that the Company has no such obligation to indemnify any such persons for any claims they incur or sustain by or through their own willful act or default.

          The Company has entered into an indemnity agreement with its directors and some of its officers, under which the Company has agreed to pay the indemnified party the amount of Loss (as defined therein) suffered by that party due to claims made against that party for a Wrongful Act (as defined therein).


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

Exhibit
Number    Description
-------   -----------

4         1999 Stock Option Plan of Solect Technology Group Inc.

5 Opinion of Carey Langlois with respect to the legality of the securities being registered.

23.1      Consent of Carey Langlois (included in Exhibit 5).

23.2      Consent of Ernst & Young LLP.

24        Powers of Attorney (included on signature page).


ITEM 9.   UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on this day of April 5, 2000.

                                           AMDOCS LIMITED


                                By:   /s/ Bruce K. Anderson
                                   -------------------------------------
                                      Bruce K. Anderson
                                      Chief Executive Officer and
                                      Chairman of the Board

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce K. Anderson, Robert A. Minicucci and Thomas G. O'Brien, and each of them singly (with full power to each of them to act alone), as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on April 5, 2000:


Signatures                                    Title
-----------                                   -----


/s/ Bruce K. Anderson              Chief Executive Officer and
----------------------             Chairman of the Board
   Bruce K. Anderson



/s/ Robert A. Minicucci            Chief Financial Officer and
----------------------             Director
  Robert A. Minicucci


/s/ Adrian Gardner                 Director
----------------------
    Adrian Gardner


/s/ Stephen Hermer                 Director
----------------------
    Stephen Hermer

/2/ James Kahan                    Director
----------------------
     James Kahan


/s/ Paz Littman                    Director
----------------------
      Paz Littman


/s/ Avinoam Naor                   Director
----------------------
     Avinoam Naor


/s/ John T. McLennan               Director
----------------------
     John T. McLennan


                                   Director
----------------------
   Lawrence Perlman


/s/ Michael J. Price               Director
----------------------
   Michael J. Price


/s/ Urs Suter                      Director
----------------------
       Urs Suter


/s/ Thomas G. O'Brien              Amdocs Limited's Authorized
----------------------             Representative in the United
   Thomas G. O'Brien               States

EXHIBIT INDEX


EXHIBIT
NUMBER                        DESCRIPTION
-------                       -----------

4.        1999 Stock Option Plan of Solect Technology Group Inc.

5. Opinion of Carey Langlois with respect to the legality of the securities being registered.

23.1.     Consent of Carey Langlois (included in Exhibit 5).

23.2.     Consent of Ernst & Young LLP, independent auditors.

24.       Powers of Attorney (included on signature page).

                                                                       EXHIBIT 4


                             1999 STOCK OPTION PLAN
                         OF SOLECT TECHNOLOGY GROUP INC.


1. PURPOSE OF THE PLAN. The purpose of this Plan is to: (i) recognize the abilities and efforts of the directors, officers consultants and employees of the Corporation who have contributed to the success of the Corporation;
     (ii) provide an incentive to achieve the long term objectives of the Corporation; (iii) attract persons of experience and ability to serve as directors, officers or employees of or consultants to the Corporation; and
     (iv) encourage such directors, officers, employees and consultants to promote the affairs of the Corporation.

2. DEFINITIONS. For the purposes of the Plan, the following terms have the respective meanings set forth below:

     "BOARD" means the board of directors of the Corporation;

     "CODE" means the United States Internal Revenue Code of 1986, as amended;

     "COMMITTEE" means the Compensation Committee of the Board;

     "CORPORATION" means Solect Technology Group Inc., an Ontario corporation, or its successors;

     "DESIGNATED SUBSIDIARY" means a Subsidiary of the Corporation designated as a Designated Subsidiary for purposes of the Plan by the Board;

     "GRANT" means the number of Options and SARs granted to a Participant at any time in accordance with the provisions of Section 5 hereof;

     "INCENTIVE STOCK OPTION" means a U.S. Option which qualifies as an incentive stock option within the meaning of Section 422 of the Code;

     "ISSUABLE SHARES" means that number of Shares outstanding immediately prior to the share issuance in question;

     "MARKET VALUE" means, as of any date, the value of a Share determined as follows:

(a) if the Shares are listed on any established stock exchange or national market system, including without limitation the Nasdaq National Market, the Market Value of a Share shall be the closing sales price for the Shares (or the closing bid if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable; or

(b) if the Shares are regularly quoted by a securities dealer but selling prices are not reported, the Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable; or

(c) in the absence of an established market for the Shares, the Market Value shall be as determined in good faith by the Committee and approved by the Board.

     "OPTION" means an option granted pursuant to Section 5 hereof to purchase a share;

     "OPTION PERIOD" has the meaning ascribed to that term in subsection 5(d) hereof;

     "PARTICIPANT" means an individual who is a full-time employee of the Corporation or a Designated Subsidiary, including an officer, whether or not a director, any director of the Corporation or a Designated Subsidiary and any person engaged to provide management or consulting services to the Corporation or a Designated Subsidiary;

     "PLAN" means the 1999 Stock Option Plan of the Corporation as set forth herein as the same may be amended and/or restated from time to time;

     "PREDECESSOR PLAN" means the option plans under which options to purchase Shares were granted up to the Effective Date, including (i) options granted before July 27, 1998, and(ii) on or after July 27, 1998;

     "SAR" means a Stock Appreciation Right granted pursuant to Section 7 of the Plan;

     "SHARES" means, subject to Section 10 hereof, the common shares in the capital of the Corporation calculated on a fully diluted basis;

     "SUBSCRIPTION PRICE" of a Share means an amount determined by the Compensation Committee, provided that such amount shall not be less than 100% of the Market Value of such Share at the time of determination;

     "SUBSIDIARY" means a subsidiary within the meaning of the BUSINESS CORPORATION ACT, (ONTARIO) as it exists on the date hereof;

     "TERMINATION OF SERVICE" means, with respect to any Participant, other than a consultant, the termination of his employment or service, as the case may be, with the Corporation for any reason whatsoever, other than death, including, without limitation, termination due to retirement, disability (being a physical or mental incapacity of a nature which the Committee determines prevents or would prevent the Participant from satisfactorily performing the substantial and material duties of his or her position with the Corporation or any of its Designated Subsidiaries), voluntarily leaving or resigning such employment or service, dismissal with or without cause and, in the case of a director, termination of service due to such director ceasing to be eligible to serve as a director.

     As used in this Plan, words importing the masculine gender shall include the feminine and neuter genders and words importing the singular shall include the plural and vice versa, unless the context otherwise requires.

3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. In addition to the powers granted to the Committee under the Plan and subject to the terms of the Plan, the Committee shall have full and complete authority to interpret the Plan, to prescribe such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and to take such actions in connection therewith as it deems necessary or advisable, in each case, with respect to the options and SARs which it is authorized to grant. Any such interpretation, rule, determination or other act of the Committee shall be conclusively binding upon all persons affected thereby.

     The Committee may authorize one or more officers of the Corporation to execute and deliver and to receive documents on behalf of the Corporation in connection with the administration of the Plan.

4. SHARES SUBJECT TO THE PLAN. The maximum aggregate number of Shares which may be issued under the Plan (or any other share compensation arrangement of the Corporation) shall not exceed [MAXIMUM NUMBER], subject to adjustment as provided in Section 10 hereof. The maximum number of Shares which may be reserved for issuance to any one Participant under the Plan and/or under the Predecessor Plan, shall not exceed 5% of the Issuable Shares.

5. GRANTS OF OPTIONS. Subject to the provisions of the Plan and the approval of the Board, the Committee shall, in its sole discretion and from time to time, determine those Participants to whom Grants shall be made, the number of Shares subject to such Grants and the date on which Grants are to be made. The Committee shall also:

(a) determine, in connection with each Grant, to grant Options with or without SARs;

(b) determine, in connection with each Grant, the number of Options and SARs to be granted, provided that in no case shall the number of SARs in a Grant exceed the number of Options in such Grant;

(c) determine, in connection with each Grant, the Subscription Price applicable to the Share covered by each Option included in such Grant;

(d) determine, in connection with each Grant, the option period (the "Option Period") which shall commence on the date of the Grant and end not later than one day prior to the tenth anniversary of the date of Grant;

(e) determine, in connection with each Grant, the date or dates before which Options or any portion thereof may be exercised (I.E. the vesting period for such Options);

(f) determine the other terms and conditions (which need not be identical and which, without limitations, may include non-competition provisions) of all Options and SARs covered by any Grant.

     The Committee may at any time accelerate the right of a Participant to exercise all or any part of the Options covered by a Grant not then exercisable.

     Notice of the Grant shall be given promptly to the Participant and shall be accompanied by a copy of the Plan, which the Participant shall sign to acknowledge his or her agreement to be bound by the terms hereof.

     A Participant may exercise his or her vested Option by signing and delivering to the Corporation a subscription to purchase Shares in the form attached hereto as Schedule "A" and by delivering a cheque or money order in the amount of the aggregate purchase price for such Shares.

6. TERMS AND CONDITIONS OF OPTIONS. Each Option covered by a Grant shall be evidenced by a written agreement the Corporation and the Participant containing such terms and conditions, not inconsistent with the provisions of the Plan, as may be established by the Committee including the following:

(a) the number of Options covered by the Grant and whether the Options are granted with a SAR;

(b) the Subscription Price of the Share covered by an Option stated and payable in Canadian dollars;

(c) the vesting period for such Options, which shall not be less than four (4) years unless otherwise determined by the Committee.

     In addition, each Grant shall be subject to the following terms and conditions:

(a) except as contemplated in Section 9 hereof, no Option or SAR may be exercised unless the Participant (other than a consultant) is, at the time of such exercise, (i) an employee who has been continuously employed by the Corporation or one of its Designated Subsidiaries since the date of the Grant of the relevant Option or (ii) a director of the Corporation or any one of its Designated Subsidiaries who has been such continuously since the date of Grant of the relevant Option; absence on leave with the approval of the Corporation or Designated Subsidiary shall not constitute an interruption of employment for purposes of the Plan;

(b) the exercise of any Option is contingent upon receipt by the Corporation of the Subscription Price in cash, by certified cheque or bank draft, or any combination thereof; no less than 100 options may be exercised at any one time, except where a small number of Options is or remains exercisable pursuant to a Grant, in which case, such smaller number of Options must be exercised at one time;

(c) notwithstanding subsection (b), the holder of an Option may instruct the Corporation to withhold Shares otherwise issuable pursuant to the exercise of the Option having a Market Value equal to the Subscription Price of the Shares being purchased (including the withheld shares).

(d) unless otherwise provided by the Committee, Options and SARs granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative and shall not be assignable or transferable otherwise than by will or by the laws governing the devolution of property in the event of death.

7. STOCK APPRECIATION RIGHTS. At the sole discretion of the Committee, a SAR may be granted in tandem with Options in any Grant and shall be subject to the terms and conditions not inconsistent with the Plan as the Committee may impose, including the following:

(a) a SAR shall only be exercisable when to the extent the underlying Option is exercisable;

(b)  a SAR shall expire no later than the expiration of the underlying option;

(c) a SAR shall entitle the Participant to surrender to the Corporation the related Option which such Participant could then exercise and receive from the Corporation upon such surrender an amount equal to the amount by which the Market Value of a Share on the date of exercise of the SAR exceeds the Subscription Price of the Share covered by such Option; such amount shall be multiplied by the number of SARs exercised to obtain the cash sum payable on the concurrent exercise of several SARs; provided that the Committee shall be entitled, in its sole discretion, to elect to settle the obligation arising out of the exercise of SARs by the payment of cash, by the issuance of Shares or by any combination of Shares and cash, in the proportions determined by the Committee; if settlement is to be made in whole or in part in Shares, the number of Shares to be delivered shall be the largest whole number of Shares obtained by dividing the cash sum otherwise payable as a result of the exercise of the SARs for which settlement is to be made in Shares by the Market Value of a Share on the date of exercise of such SARs and no fractional Share shall be issued in full or partial settlement of any part of a SAR covered by a Grant.

8. INCENTIVE STOCK OPTIONS. This Section sets forth the special provisions that govern Incentive Stock Options granted under this Plan, which may be granted to Participants who are subject to taxation in the United States under the Code. Any Incentive Stock Option granted under this Plan may, if expressly stated in the agreement pertaining to such Option, include a SAR.

(a) The aggregate Market Value (determined at the same time of Grant of the Option) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year under this Plan (and under all other plans of the Corporation or any Subsidiary) shall not exceed U.S. $100,000 or such other limit as may be from time to time prescribed by the Code.

(b) The agreement evidencing the Incentive Stock Options covered by a Grant shall contain such limitations and restrictions as are necessary in order that the Incentive Stock Options qualify as such under Section 422 of the Code and may contain such other terms not inconsistent with the terms and conditions contained in this Section 8 or with the provisions of Section 422 of the Code, as the Committee may determine.

9.   TERMINATION OF SERVICE.

(a) Subject to subsection 9(c)and any individual employment agreements, the unexercised portion of any Options granted to a Participant shall immediately terminate and be null and void upon Termination of Service.

(b) In the event of the death of a Participant, either while in the employment or while a director of or a consultant to the Corporation or any of its Designated Subsidiaries (including any period during which the Committee has decided pursuant to subsection 8(c) that an Option may be exercised), the Participant's estate may, within 6 months from the date of the Participant's death, exercise the Options covered by any Grant to the extent such Options were exercisable on the date of the Participant's death; provided, however, that no Option shall be exercisable following the expiration of the Option Period applicable thereto. The Participant's estate shall include only the executors or administrators of such estate and persons who have acquired the right to exercise such Options directly from the Participant by bequest or inheritance.

(c) Notwithstanding the provisions of subsections (a) or (b), the Committee may, in its sole discretion, increase the time period permitted to exercise all or any of the Options covered by any Grant following a Termination of Service or death as provided in subsections (a) or (b,) above, if not prohibited under applicable law; provided, however, that in no event shall any Option be exercisable following the expiration of the Option Period applicable thereto.

(d) As used in this Section 9, the phrase "exercise any Option" includes the surrender of an Option pursuant to the provisions of Section 7 hereof and the exercise of any SAR related to an Option.

(e) The Plan shall not confer upon any Participant any right with respect to a continuation of employment by, or directorship of, or to act as a consultant to, the Corporation or any Designated Subsidiary nor shall it interfere in any way with the right of the Corporation or such Designated Subsidiary to terminate any Participant's employment at any time or the Participant's engagement in accordance with its terms.

10.  ADJUSTMENT ON ALTERATION OF SHARE CAPITAL

(a) In the event of a subdivision, consolidation or reclassification of outstanding Shares or other capital adjustment, or the payment of a stock dividend thereon, the number of Shares reserved or authorized to be reserved under the Plan, the number of Shares receivable on the exercise of an Option and the Subscription Price therefore shall be increased or reduced proportionately and, subject to the receipt of all necessary regulatory approvals, such other adjustments shall be made as may be deemed necessary or equitable by the Committee.

(b) If the Corporation amalgamates, consolidates with or merges with or into another body corporate, whether by way of amalgamation, statutory arrangement or otherwise (the right to do so being hereby expressly reserved), any Share receivable on the exercise of an Option shall be converted into the securities, property or cash which the Participant would have received upon such amalgamation, consolidation or merger and the Subscription Price shall be adjusted appropriately by the Committee and such adjustment shall be binding for all purposes of the Plan.

(c) In the event of a change in the Corporation's currently authorized Shares which is limited to a change in the designation thereof, the shares resulting from such change shall be deemed to be Shares within the meaning of the Plan.

(d) In the event of any other change affecting the Shares, such adjustment, if any, shall be made as may be deemed equitable by the Committee to properly reflect such event.

     No adjustment provided in this Section 10 shall require the Corporation to issue a fractional Share and the total adjustment with respect to each Option shall be limited accordingly. Any adjustment made pursuant to this
     Section 10 with respect to the terms of an Option shall require a similar modification with respect to the terms of any SAR to which such Option relates.

11. AMENDMENT AND TERMINATION. The Board may, subject to regulatory approval, from time to time amend, suspend or terminate the Plan in whole or in part; provided, however, that the Board may not, without approval by the affirmative vote of the holders of a majority of those Shares present in person or by proxy at a meeting of shareholders of the Corporation duly called for such purpose:

(a) reduce the exercise price of any Option to a price that is less than the Subscription Price;

(b) increase the Option period for any Option beyond ten years from the date of Grant;

(c) modify the requirements as to eligibility for participation in the Plan, as set forth in section 4.

     No action by the Board to terminate the Plan pursuant to this Section 11 shall affect Grants which became effective pursuant to the Plan prior to such action.

     Subject to receipt of any required regulatory approval, the Committee may amend, modify or terminate any outstanding Option or SAR, including, but not limited to, substituting another award of the same or of a different type or changing the date of exercise; provided, however, that the Participant's consent to such action shall be required unless the Committee determines that the action, when taken with any related action, would not materially and adversely affect the Participant.

12. REGULATORY APPROVAL. Notwithstanding anything herein to the contrary, the Corporation shall not be obligated to cause to be issued and delivered any certificates evidencing Shares to be delivered pursuant to the Plan, unless and until the Corporation is advised by its legal counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations, rules, orders of governmental or regulatory authorities and the requirements of any exchange upon which Shares of the Corporation are listed. The Corporation shall in no event be obligated to take any action in order to cause the issuance and delivery of such certificates to comply with any such laws, regulations, rules, orders or requirements. The Committee may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations, rules, orders and requirements that the Participant or the Participant's estate, as applicable, make such covenants, agreements and representations as the Committee deems necessary or desirable.

13. 1934 ACT - RULE 16B-3. If at any time the Corporation becomes subject to the requirements of Rule 16b-3 under the 1934 Act, then, unless the Committee has specifically provided otherwise at the time a Grant is made (which shall not be implied by the absence of such a determination at such time), SARs held by an Employee subject to Section 16 of the 1934 Act shall only be exercisable during the period beginning on the third business day following the date on which the Corporation releases for publication its quarterly and annual summary statements of sales and earnings and ending on the 12th business day following such date, or during such other period as may be prescribed from time to time in the Securities and Exchange Commission Rule 16b-3(e)(3) under the 1934 Act (or any successor provision). If any provision of any Grant hereunder would disqualify the Plan or such Grant under, or would not comply with, Rule 16b-3, to the extent then applicable to the Corporation, such Grant shall be construed or deemed amended to conform to Rule l6b-3.

     As used in this section "1934 Act" means the SECURITIES EXCHANGE ACT OF 1934, as amended, of the United States of America.

14. MISCELLANEOUS. A Participant entitled to Shares as a result of the exercise of an Option or SAR shall not be deemed for any purpose to be, or to have rights as, a shareholder of the Corporation by such exercise, except to the extent a Share certificate is issued therefore and then only from the date such certificate is issued. No adjustment shall be made for dividends or distributions or other rights which the record date is prior to the date such Share certificate is issued.

     The Corporation may require a Participant, as a condition of exercise of an Option or SAR, to pay or reimburse any taxes which are required to be withheld in connection with the exercise of such Option or SAR.

     This Plan shall be governed by, administered and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

     None of the Compensation Committee, any member of such committee, the Corporation or any director or Employee of the Corporation shall be liable for any action, inaction, omission, interpretation construction, resolution or determination under this Plan or shall have any further liability with respect to any right to acquire Shares granted hereunder once this Plan has been terminated or once such rights have been exercised pursuant to Section
     3.4 and Shares have been issued to the Beneficiary exercising such rights pursuant to such exercise.

15. TERMINATION OF PREDECESSOR PLANS. The Plan shall serve as the successor to the Predecessor Plans and no further option grants or direct share issuances shall be made under the Predecessor Plans after the Effective Date hereof. All options outstanding under the Predecessor Plans on the Effective Date shall be incorporated into the Plan at that time and shall be treated as outstanding Options under the Plan. However, the original terms and conditions of such incorporated options with respect to strike price and vesting periods and dates shall not be affected or modified.

16. EFFECTIVE DATE AND TERM OF THE PLAN. The Plan shall become effective upon its adoption by the Board or any committee of the board to which such responsibility is granted. The Plan shall terminate on the day prior to the tenth anniversary of its adoption by the Board (or such committee of the board) and no Grants may become effective under the Plan thereafter, but such termination shall not affect any Grants which became effective pursuant to the Plan prior to such termination.

     DATED THE          DAY OF                , 1999.

                                   SCHEDULE A

                                  SUBSCRIPTION


TO:      SOLECT TECHNOLOGY GROUP INC. (THE "CORPORATION")

AND TO:  THE COMPENSATION COMMITTEE THEREOF


          The undersigned, in accordance with the terms and conditions of the Stock Option Plan for Solect Technology Group Inc. and pursuant to the rights to purchase Shares of the Corporation granted thereunder to the undersigned by the Corporation on o hereby exercises such right by subscribing herein for o Shares without par value in the capital of the Corporation and tendering herewith the sum of $o in full payment of the aggregate subscription price for such shares.

          The undersigned hereby requires that such shares be allotted and issued to the undersigned as fully paid and non-assessable and that a certificate representing such shares be issued in the name of and delivered to the undersigned.

          DATED the    day of        , 19  .


                                              __________________________________
                                              SIGNATURE OF SUBSCRIBER



                                              __________________________________
                                              NAME OF SUBSCRIBER (PLEASE PRINT)